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                                         Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-71969
 __________________________________________________________________________


                             DATALINK.NET, INC.

                    SUPPLEMENT NO. 8 DATED JUNE 14, 2000
                     TO PROSPECTUS DATED OCTOBER 4, 1999


     Commonwealth Associates has transferred warrants to purchase 50,000 shares of our common stock to M.H. Meyerson. As a result of this transaction and sales made to date, the disclosures concerning Commonwealth Associates and M.H. Meyerson are updated as follows:

                                 Beneficial Ownership Before Offering
                            ________________________________________________

                            Number of
                             Shares
                            Issued or
                            Issuable      Issued or
                            on Conver-    Issuable
                             sion of      on Exer-
                            Preferred     cise of      Shares      Warrants
Selling Securityholder        Stock       Warrants     Offered     Offered
______________________      _________     _________    ________    ________

Commonwealth Associates        -0-        372,106      372,106     372,106
M.H. Meyerson                  -0-         50,000       50,000      50,000